                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into on this 29th day of December, 1998, by and among CENTRAL RESERVE LIFE INSURANCE COMPANY, an Ohio corporation ("CRL"), PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO"), and PROVIDENT INDEMNITY LIFE INSURANCE COMPANY, a Pennsylvania corporation and wholly-owned subsidiary of PAMCO ("PILIC").

                                    RECITALS:

         WHEREAS, PILIC is the record and beneficial owner of all of the outstanding capital stock of Provident American Life and Health Insurance Company, a Pennsylvania corporation ("PALHIC") that is engaged in the business of providing and selling health insurance;

         WHEREAS, PILIC is also the record and beneficial owner of all of the outstanding capital stock of NIA Corporation, a Colorado corporation ("NIA");

         WHEREAS, CRL desires to purchase from PILIC, and PILIC desires to sell to CRL, all of the outstanding capital stock of PALHIC (collectively, the "PALHIC Shares") and all of the outstanding capital stock of NIA (collectively, the "NIA Shares");

         WHEREAS, PAMCO is the record and beneficial owner of all of PILIC's outstanding capital stock and is entering into certain representations, warranties, covenants, agreements and indemnities contained herein as a material and essential inducement to CRL entering into this Agreement; and

         WHEREAS, simultaneously herewith, PAMCO is entering into a guaranty in favor of Reassurance Company of Hannover, a Florida corporation ("RCH"), as agent for RCH and CRL (the "Guaranty"), and a stock pledge agreement in favor of RCH, as agent for RCH and CRL (the "stock Pledge"), to secure certain obligations of PILIC to RCH and CRL under a quota-share reinsurance agreement between RCH and PILIC (the "Hannover Treaty") and as a material and essential inducement to CRL entering into this Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF STOCK

         1.1 Agreement to Purchase and Sell. CRL hereby agrees to purchase, and PILIC hereby agrees to sell, all of PILIC's right, title and interest in and to all of the PALHIC Shares and the NIA Shares (collectively, the "Purchased Shares"), free and clear of any and all liens, taxes, claims, mortgages, charges, security interests, encumbrances or similar agreements of any kind or nature whatsoever (collectively, "Liens"), on the terms and subject to the conditions set forth herein.


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         1.2      Consideration for Sales.

                  1.2.1 As consideration for the sale of the PALHIC Shares and as partial consideration of PAMCO's execution and delivery of the Guaranty and Stock Pledge, CRL shall pay to PILIC an amount of cash equal to $5,429,961 (subject to adjustment, the "PALHIC Purchase Price") at the closing of the transactions contemplated by this Agreement (the "Closing"). The PALHIC Purchase Price shall be adjusted, as soon as practicable but no later than March 5, 1999, to reflect the actual value on the date of Closing of the assets of PALHIC described in Exhibit A attached hereto, less any liabilities reflected on Exhibit A attached hereto.

                  1.2.2 As consideration for the sale of the NIA Shares and as partial consideration of PAMCO's execution and delivery of the Guaranty and Stock Pledge, CRL shall pay to PILIC an amount of cash equal to $100.00 plus the amount determined in accordance with Section 2.9 (the "NIA Purchase Price"). The $100.00 shall be payable at Closing and the amount determined in accordance with
Section 2.9 shall be paid as soon as practicable.

         1.3 Effective Time of Closing. Subject to the satisfaction of the conditions set forth in Section 1.5 hereof, the Closing shall occur simultaneously with the closing of the transactions described in the Hannover Treaty, the Guaranty and the Stock Pledge. Regardless of the actual date of Closing, the Closing shall be effective as of 11:59 p.m. on December 31, 1998.

         1.4      Closing Deliveries.  At the Closing:

                  1.4.1 PILIC shall deliver to CRL: (a) all of the certificates representing the Purchased Shares, duly endorsed in blank or with appropriate stock powers attached; (b) an executed copy of the Assignment described in
Section 2.3 hereof; (c) an executed copy of the Lease described in Section 2.10 hereof; (d) written resignations of all directors and officers of PALHIC and NIA; (e) all organizational documents, minutes and other corporate records of PALHIC and NIA; (f) a legal opinion of counsel to PAMCO and PILIC in substantially the form attached hereto as Exhibit B; and (g) evidence satisfactory to CRL that (i) any regulatory approvals necessary to consummate the transactions described herein have been obtained, (ii) except for the liabilities reflected on Exhibit A attached hereto and the liabilities pursuant to the HPS Agreement described in Section 2.8 hereof, PILIC or its Affiliates (other than PALHIC) have assumed all debts, liabilities and obligations of PALHIC, including but not limited to the reinsurance by PILIC of all of PALHIC's health and life insurance policies, (iii) all reinsurance agreements with respect to the health insurance policies of PILIC, constituting approximately $100 million in premium and including all business rewritten with CRL or its Affiliates, that were reinsured to RCH in the Hannover Treaty (the "Ceded Block") have been cancelled without liability to PALHIC, and (iv) PALHIC has no operations, employees or assets (other than capital and surplus). As used herein, an "Affiliate" of a person is a person that directly or indirectly controls, or is controlled by, or is under common control with, the person specified.

                  1.4.2 PAMCO shall deliver to CRL: (a) a copy of the Assignment described in Section 2.3 hereof that has been executed by PAMCO and Provident Health Services, Inc., a Pennsylvania corporation; (b) an executed copy of the Guaranty; and (c) an executed copy of the Stock Pledge.

                  1.4.3 CRL shall deliver: (a) to PILIC the PALHIC Purchase Price and the NIA Purchase Price by wire transfer to the account(s) designated in the wire transfer instructions of PILIC set forth in attached Exhibit C; (b) to PAMCO and PILIC legal opinions of CRL's special and general counsel in substantially the form attached hereto as Exhibit D-1 and D-2, respectively; and
(c) to PILIC the purchase price for the Agent Advances described in Section 2.12 hereof and Exhibit E attached hereto.

         1.5 Conditions Precedent to Closing. The obligation of the parties to close the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions prior to January 1, 1999:

                  1.5.1 The receipt of all regulatory approvals and consents necessary to consummate the transactions described in this Agreement and the Hannover Treaty, on terms satisfactory to the parties hereto and thereto.

                  1.5.2 The completeness and accuracy, in all material respects, of all of the representations and warranties of the parties set forth in this Agreement as of the date of Closing.

                  1.5.3 The closing of the transactions described in the Hannover Treaty and the reinsurance agreement between PILIC and PALHIC that is to be consummated on or before the Closing Date.

                  1.5.4 The execution and delivery of the HealthAxis Agreement described in Section 2.1.1.

                  1.5.5 The execution and delivery by HPS and PALHIC of the HPS Agreement described in Section 2.8 hereof in form and substance satisfactory to CRL in its sole discretion.

                  1.5.6 The delivery by PAMCO and PILIC of the Disclosure Letter described in Section 3.1 to CRL, within ten days after the date hereof, in final form and substance satisfactory to CRL in its sole discretion.

         1.6 Certain Taxes. PAMCO and PILIC shall be responsible for the payment of any and all sales, use, excise, transfer, value added, capital gains, and similar taxes and transfer or recording fees imposed by any governmental body in connection with any of the transactions contemplated herein to the extent incurred or accrued on or prior to January 1, 1999.

2.       CERTAIN COVENANTS OF PAMCO, PILIC AND CRL

         2.1      Restrictive Covenants.



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                  2.1.1 Noncompetition and Nonsolicitation. For a period of
three years after the date of Closing, PAMCO and PILIC shall not, and shall cause each Affiliate thereof not to (a) solicit the sale of or sell any health insurance products to any customer of PALHIC, CRL or any Affiliate of CRL or (b) solicit, hire or engage any present or future employee or agent of PALHIC, CRL or any Affiliate of CRL to sell any health insurance products. Notwithstanding the foregoing, HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), and its Affiliates may freely solicit the sale of and distribute health insurance products on behalf of any person or entity through Internet websites or other means of electronic commerce, including but not limited to sales of such products on behalf of PALHIC or CRL pursuant to that certain Individual Medical Products Carrier Partner Agreement to be entered into among PALHIC, CRL and HealthAxis (the "HealthAxis Carrier Agreement") and by any other means not in violation of this Section 2.1.1. For purposes of this Agreement, the term "Affiliate" means, with respect to any party hereto, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such party.

                  2.1.2 Confidentiality. Each of PAMCO and PILIC acknowledges that it has had access to confidential information of PALHIC and covenants and agrees that, after the Closing, neither it nor any of its Affiliates will use for its own benefit or divulge to any third party any confidential information or trade secrets of PALHIC. As used herein, "confidential information" consists of any and all information, knowledge or data relating to PALHIC (including without limitation all information relating to customer and prospective customer lists, insurance products, prices and trade practices) that is not in the public domain or otherwise published or publicly available. Except as may be required by applicable law or regulation, and to the extent reasonably possible, each of PAMCO and PILIC agrees to deliver to CRL at the Closing all material (and all copies thereof) in the possession or control of PAMCO, PILIC or any of their Affiliates that contains or relates to any such confidential information.

                  2.1.3 Remedies upon Breach. Each of PAMCO and PILIC acknowledges that the restrictions contained in this Section 2.1 are reasonable and necessary to protect the legitimate interests of PALHIC and CRL and do not cause PAMCO, PILIC or their Affiliates undue hardship, that any violation of this Section 2.1 will result in irreparable injury to PALHIC and CRL and that, therefore, PALHIC and CRL shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction without having to prove actual damages and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which PALHIC or CRL may be entitled.

         2.2      Reinsurance of Certain PILIC and PALHIC Policies.

                  2.2.1 Following the Closing, the parties agree that PALHIC's current insurance products continue to be written through PILIC in the states where PILIC is currently writing such products for a period of up to one year as may be requested and directed by CRL from time to time. PILIC agrees to cede to CRL, and CRL agrees to reinsure on an indemnity basis from PILIC, subject to applicable laws, all of PILIC's liabilities in and to all such insurance policies and certificates issued by PILIC and in force in said states as of and after 12:01 a.m. on January 1, 1999.

                  2.2.2 Following the Closing, the parties agree to continue to support PILIC's military life insurance products through PALHIC. This support shall continue no longer than one year after the date of Closing, at which time PALHIC's writing of such insurance business shall cease. CRL agrees to cause PALHIC to cede to PILIC, and PILIC agrees to reinsure on an indemnity basis from PALHIC, subject to applicable laws, all of PALHIC's liabilities in and to all military life insurance policies and certificates issued by PALHIC and in force as of and after 12:01 a.m. on January 1, 1999.

                  2.2.3 The cessions described in this Sections 2.2 shall be effected by a reinsurance agreement in form reasonably satisfactory to the applicable parties, who also agree to execute appropriate reserve transfer, indemnity and other ancillary agreements in connection therewith.

         2.3 Assignment of Certain Agreements. PAMCO and PILIC agree, and agree to cause any and all of their Affiliates to assign and transfer to PALHIC and CRL all of their rights under any agreements with agents and brokers for the sale of health insurance products and to execute any agreements, documents or instruments requested by CRL to accomplish such assignment and transfer, including but not limited to an assignment in substantially the form attached hereto as Exhibit F (the "Assignment").

         2.4 Continued Marketing of Certain Policies. For a period of three years after the date hereof, CRL shall: (a) at its option, either market and sell, or cause PALHIC to continue to market and sell, "HealthQuest," "HealthQuest Plus," "HealthEdge," "AdvantEdge," "solution" and "solution Plus" insurance policies or similar insurance policies, including policies rewritten with CRL or its Affiliates, (collectively, the "PALHIC Policies"); (b) make the PALHIC policies available for sale by the existing agency force of PALHIC and agents recruited thereby (collectively, the "PALHIC Agents") during that time period; and (c) at its option, either establish, or cause PALHIC to establish, as soon as practicable and effective as of January 1, 1999, a mechanism to track the PALHIC Policy business written by the PALHIC Agents and provide periodic reports to PILIC detailing the writing of the PALHIC Policies. CRL agrees to furnish, or caused to be furnished, to PILIC, upon request, as promptly as practicable, such information (including access to books and records) as is reasonably necessary for PILIC to verify the periodic reports that detail the writing of the PALHIC Policies.

         2.5 Future PALHIC Policies. With respect to PALHIC Policies issued after the Closing, CRL or its designee shall administer such PALHIC Policies, and PILIC shall have the right to reinsure up to 20% of the premium with respect to such PALHIC Policies issued during calendar year 1999 and up to 50% of the premium with respect to such PALHIC Policies issued during calendar years 2000 through 2003. PALHIC, CRL and PILIC shall share the policy fees for such PALHIC Policies based on the quota-share ratio, provided that PALHIC and CRL shall be entitled to retain all application fees. To the extent that PILIC elects to reinsure any such PALHIC Policies, the maximum expense allowances due to CRL with respect to such PALHIC Policies shall be 43% of collected premium for calendar year 1999 (i.e., administration 10%, premium tax 3%, commission 28% and marketing expenses 2%) and 26% of collected premium for subsequent calendar years (i.e., administration 10%, premium tax 3% and commissions 13%). All managed care costs relating to such PALHIC Policies shall be paid as incurred. CRL shall be entitled to receive a 3% administrative fee with respect to all new PALHIC Policies issued after the Closing (including, but not limited to, any PALHIC Policies reinsured by PILIC), which fee shall reduce to 2% for total policies under administration that exceed $100 million of premium in force. Any such reinsurance by PILIC shall be governed by a mutually agreeable reinsurance agreement having terms substantially similar to the coinsurance provisions contained in the Hannover Treaty and shall require the prior approval of any applicable state insurance agencies.

         2.6 Reinsurance of PALHIC Internet Insurance Products. With respect to PALHIC health insurance products issued after the Closing as a result of sales obtained through Internet websites or other means of electronic commerce maintained or provided by HealthAxis pursuant to the HealthAxis Carrier Agreement, PILIC shall have the right to reinsure the premium with respect to such policies on a 50/50 quota-share basis, except that (a) the maximum first-year expense allowance shall not exceed 28% with commission expense reduced to 15% and marketing expense eliminated and (b) the second-year expense allowance shall not exceed 21% with commission expense reduced to 8%. Any such reinsurance by PILIC shall be governed by a mutually agreeable reinsurance agreement having terms substantially similar to the coinsurance provisions contained in the Hannover Treaty and shall require the prior approval of any applicable state insurance agencies.

         2.7 Right to Assume PALHIC Policies. Notwithstanding any provision of this Agreement to the contrary, CRL shall have the right at any time or from time to time to cause PALHIC to assign to CRL any and all PALHIC Policies issued after the Closing, in which event CRL shall assume the obligations of PALHIC under such assigned policies.

         2.8 Administration of Ceded Block. Effective as of the Closing, CRL shall enter into an agreement with Health Plan Services, Inc. ("HPS") providing for the establishment of a separate bank account for premiums received on or after January 1, 1999 on the Ceded Block (the "HPS Agreement"). In addition, effective as of the Closing, CRL shall assume all administrative responsibilities for the Ceded Block and the ongoing claims services obligation of PALHIC to HPS under the existing applicable agreement (the "Existing HPS Agreement"), provided that PALHIC, CRL and CRL's Affiliates shall not be responsible for the Base Service Fee, Loss Ratio Management Fee and the other fees and charges described therein (collectively, the "HPS Fees") and shall only be required to pay the percentage payment with respect to claim services excluding the $6.00 per claim charge previously being paid to HPS by PALHIC.

         2.9 Override Payments. The parties agree that, effective as of the Closing, all commission override payments made to PAMCO, PILIC, NIA or any of their respective Affiliates with respect to the Ceded Block shall be assigned to CRL or its designee, except that the December override due to NIA will be paid to PILIC.

         2.10 Access to Personnel and Facilities. At and after the Closing, PILIC shall furnish to CRL, on a contract basis, such employees of PILIC as CRL may designate to assist in the transition of the Ceded Block to CRL's administrative facility in Cleveland, Ohio. CRL shall reimburse PILIC for the reasonable costs of such employees. With respect to the employees provided by PILIC hereunder, CRL will make a payment to PILIC for distribution to such employees equal to four weeks" pay, at such time as such employees are no longer needed by CRL, on an employee by employee basis. Except as specifically set forth in this Section, CRL shall have no liability of any nature with respect to any employees of PILIC. In addition, CRL and PILIC shall enter into an employee and facility lease agreement in substantially the form attached hereto as Exhibit G (the "Lease") whereby CRL shall sublet PILIC's facilities in Norristown, Pennsylvania and shall lease all of PILIC's equipment utilized in connection with Ceded Block.

         2.11 Agent Software. Following the Closing, the PILIC and CRL shall use good faith efforts to negotiate a mutually acceptable agreement that grants CRL the nonexclusive right to use PILIC's agency management service software, including but not limited to the software used to conduct marketplace pricing sensitivity analysis, and any enhancements thereto.

         2.12 Agent Advances. At the Closing, CRL agrees to purchase all right, title and interest of PILIC in and to all advances made by PILIC pursuant to the MGA Partners Program (collectively, the "Agent Advances") for a purchase price equal to the uncollected balance of such advances as of the Closing. The amounts of all such Agent Advances and the names and addresses of all of the agents to whom they were made are set forth on Exhibit E attached hereto. PILIC warrants that the information set forth on Exhibit E is true and correct. PILIC hereby grants to CRL: (a) all of PILIC's right to repayment of all such Agent Advances by withholding first-year commissions and renewal commissions relating to all insurance policies of PILIC now or hereafter sold through PILIC by such agents;
(b) all increases, substitutions, replacements and additions to any of the foregoing; and (c) all proceeds of the sale or other disposition of any of the foregoing.

3.       REPRESENTATIONS AND WARRANTIES OF PAMCO AND PILIC

         As of the date hereof and the date of Closing, PAMCO and PILIC jointly and severally represent and warrant to CRL as follows (all of which representations and warranties as to NIA are made to the knowledge of PAMCO and PILIC):

         3.1 Organization, Power and Qualification. Each of PAMCO, PILIC, PALHIC and NIA is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of PILIC, PALHIC and NIA has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as presently conducted (its "Business"). Each of PILIC, PALHIC and NIA is duly licensed to sell life, accident and health insurance or, as the case may be, duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or properties makes qualification as a foreign corporation necessary. Part 3.1 of the disclosure letter from PAMCO and PILIC to CRL of even date herewith (the "Disclosure Letter," a copy of which is attached as Exhibit
H) includes a list of the states where each of PILIC and PALHIC is licensed to issue insurance.

         3.2 Authority. Each of PAMCO and PILIC has the absolute and unrestricted right, power, authority and capacity, corporate or otherwise, to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant to this Agreement; and each of PAMCO and PILIC has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other agreements, and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder and thereunder. This Agreement and such other agreements and documents have been duly executed and delivered by each of PAMCO and PILIC and constitute the valid and binding agreements of each of PAMCO and PILIC, enforceable in accordance with their respective terms subject, as to the enforcement of remedies, to general equitable principles and to bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         3.3 No Violation. The execution, delivery and performance of this Agreement and each other agreement or document to be executed, delivered and performed hereunder by PAMCO, PILIC, PALHIC or NIA will not: (a) contravene, conflict with, or result in a violation or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or result in the acceleration of the maturity or performance of, or the cancellation, termination or modification of, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any Lien under: (i) any term or provision of the charter, bylaws or other organizational documents, or any resolution adopted by the board of directors or the stockholders, of PAMCO, PILIC, PALHIC or NIA; (ii) any law, rule, regulation, judgment, decree or order of any court or governmental authority applicable to PAMCO, PILIC, PALHIC or NIA; or (iii) any contract, agreement, indenture, lease or other commitment to which PAMCO, PILIC, PALHIC or NIA is a party or by which any of them or their assets is bound; (b) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment;
(c) give any governmental body or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any law, rule, regulation, judgment, decree or order applicable to PAMCO, PILIC, PALHIC or NIA; or (d) give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify any permit, license, consent, certificate, order, authorization or approval held by PILIC, PALHIC or NIA or that otherwise relates to the Business of, or any of the assets owned or used by, PILIC, PALHIC or NIA; except, in the case of clause (c) and
(d) of this sentence, for the consent and approval of the Pennsylvania Department of Insurance with respect to the transactions contemplated hereby.

         3.4 Consents. Except for the consent and approval of the Pennsylvania Department of Insurance, no consent of any federal, state or local authority, or any private person or entity is required to be obtained that has not been obtained, and no notice to any such authority, person or entity is required to be given that has not been given, in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by PAMCO, PILIC, PALHIC or NIA or to enable CRL to conduct the Business of PALHIC after the Closing in the manner in which it is currently conducted, including, without limitation, any consents or notices required by any applicable federal or state securities laws, any applicable state takeover laws and any applicable requirement of the State of Pennsylvania or any other insurance regulatory authority having jurisdiction over PAMCO, PILIC, PALHIC or NIA.

         3.5      Capital Stock.

                  3.5.1 The capital structure of PALHIC is as set forth in Part
3.5.1 of the Disclosure Letter. The PALHIC Shares constitute all of the issued and outstanding shares of capital stock of PALHIC. All of the PALHIC Shares are duly authorized, validly issued, fully paid and nonassessable. No legend (other than any legend regarding registration under applicable securities laws) or other reference to any purported Lien appears upon any certificate representing any of the PALHIC Shares. There are no outstanding securities convertible into or exercisable for, or any rights to subscribe for or purchase, or any options, warrants or other rights for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any actions relating to, any shares of capital stock of PALHIC. PILIC is the direct legal and beneficial owner of all of the PALHIC Shares, free and clear of any and all Liens, and there are no outstanding contracts, demands, commitments or other agreements or arrangements under which PILIC is or may become obligated to sell, transfer or assign any of the PALHIC Shares (other than this Agreement). Each of the PALHIC Shares has been issued in compliance with all federal and state securities laws and without violation of any pre-emptive rights.

                  3.5.2 The capital structure of NIA is as set forth in Part
3.5.2 of the Disclosure Letter. The NIA Shares constitute all of the issued and outstanding shares of capital stock of NIA. All of the NIA Shares are duly authorized, validly issued, fully paid and nonassessable. No legend (other than any legend regarding registration under applicable securities laws) or other reference to any purported Lien appears upon any certificate representing any of the NIA Shares. There are no outstanding securities convertible into or exercisable for, or any rights to subscribe for or purchase, or any options, warrants or other rights for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any actions relating to, any shares of capital stock of NIA. PILIC is the direct legal and beneficial owner of all of the NIA Shares, free and clear of any and all Liens, and there are no outstanding contracts, demands, commitments or other agreements or arrangements under which PILIC is or may become obligated to sell, transfer or assign any of the NIA Shares (other than this Agreement). Each of the NIA Shares has been issued in compliance with all federal and state securities laws and without violation of any pre-emptive rights.

                  3.5.3 The capital structure of PILIC is as set forth in Part
3.5.3 of the Disclosure Letter. All of the outstanding shares of capital stock of PILIC (collectively, the "PILIC Shares") are duly authorized, validly issued, fully paid and nonassessable. No legend (other than any legend regarding registration under applicable securities laws) or other reference to any purported Lien appears upon any certificate representing any of the PILIC Shares. There are no outstanding securities convertible into or exercisable for, or any rights to subscribe for or purchase, or any options, warrants or other rights for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any actions relating to, any shares of capital stock of PILIC. PAMCO is the direct legal and beneficial owner of all of the PILIC Shares, free and clear of any and all Liens, and there are no outstanding contracts, demands, commitments or other agreements or arrangements under which PAMCO is or may become obligated to sell, transfer or assign any of the PILIC Shares (other than pursuant to that certain Stock Pledge Agreement to be entered into by PAMCO and RCH as of the Closing). Each of the PILIC Shares has been issued in compliance with all federal and state securities laws and without violation of any pre-emptive rights.

                  3.5.4 There are no outstanding surplus notes issued by PILIC, PALHIC or NIA.

                  3.5.5 Neither PALHIC nor NIA has any subsidiaries or directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable with or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint endeavor or other business entity or association other than for investment purposes in the ordinary course in accordance with past practice.

                  3.5.6 Upon the Closing, CRL will have good and marketable title to the Purchased Shares, free and clear of any and all Liens. Following the Closing, neither PAMCO nor PILIC will have any claim against PALHIC or NIA, including, without limitation, any claim arising under the terms of, or otherwise relating to, any of the Purchased Shares.

         3.6 Approvals. Each of PILIC, PALHIC and NIA possesses or has applied for all material governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals ("Approvals") necessary for it to own or hold under lease and operate its properties and assets and to carry on its Business as now conducted (except for the consent and approval of the Pennsylvania Department of Insurance with respect to the transactions contemplated hereby). Each such Approval is without material qualification or restriction. Neither PILIC, PALHIC nor NIA has received any notice or other communication relating to the potential revocation, withdrawal, suspension, cancellation, termination or modification of any such Approvals that, singly or in the aggregate and if the subject of an unfavorable ruling or finding, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of its Business, results of operation or business prospects, whether taken individually or as a whole, and taking into account all relevant factors including, without limitation, assets, liabilities, personnel, business and relationships with agents, customers, lenders, lessors and others (a "Material Adverse Effect"). Each of PILIC, PALHIC and NIA has operated and is operating in compliance with the provisions, terms and conditions of its Approvals. All applications required to have been filed for the renewal of such Approvals have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such Approvals have been duly made on a timely basis with the appropriate governmental bodies.

         3.7 No Default, Violation or Litigation. Neither PILIC, PALHIC nor NIA is in violation of any applicable law, regulation or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any Approvals or laws, rules, regulations, orders, restrictions and compliance schedules applicable to insurers, wages and hours, employee benefit plans or civil rights) that could reasonably be expected to have a Material Adverse Effect on PILIC, PALHIC or NIA. Except as described in Part 3.7 of the Disclosure Letter: (a) there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of PAMCO or PILIC, threatened against or involving PAMCO, PILIC, PALHIC, NIA or any of their respective officers or directors that have had or could reasonably be expected to have a Material Adverse Effect on PILIC, PALHIC or NIA or that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement; and (b) there are no judgments, consents, decrees, injunctions or any other judicial or administrative mandates outstanding against PAMCO, PILIC, PALHIC or NIA that have had or could reasonably be expected to have a Material Adverse Effect on PILIC, PALHIC or NIA or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

                  3.8 Liabilities of PALHIC and NIA. Except as set forth in Part
3.8 of the Disclosure Letter:


                  3.8.1 All debts, liabilities and obligations of PALHIC of any nature whatsoever have been fully and unconditionally assigned to and assumed by PILIC prior to the Closing, except for liabilities reflected on Exhibit A attached hereto. All of PALHIC's insurance policies have been reinsured to PILIC.

                  3.8.2 Neither PALHIC nor NIA has any debts, liabilities or obligations of any nature whatsoever, including but not limited to any debts, liabilities or obligations under or relating to any of the following: (a) any contracts, agreements, arrangements or understandings with any Affiliate thereof or any third party or governmental body, including without limitation, any reinsurance, ceding, commission, agency, brokerage, fee sharing, employment, consulting, sales, marketing, management, administration, noncompetition or nonsolicitation agreement; (b) any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guaranty or assumption of indebtedness, liabilities or obligations thereof, any Affiliate thereof or any third party, including but not limited to any intercompany obligations of PALHIC or NIA to PAMCO, PILIC or any such Affiliate; (c) any accrued and unpaid dividend or other distribution on, or redemption obligation relating to, any of the Purchased Shares; (d) any pension, retirement, profit sharing, thrift savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, vacation or other employee pension or welfare benefit plan, or any withdrawal liability or other penalty or charge relating to any such plans; (e) any collective bargaining or other labor agreement; (f) any obligation to pay compensation, commissions, perquisites, bonuses, profit sharing distributions, severance or termination pay, or other extraordinary compensation to any director, officer, employee or agent of PALHIC or NIA in connection with any of the transactions contemplated by this Agreement; (g) any taxes or other Liens of any nature whatsoever except as set forth in Exhibit A; (h) any environmental liabilities; or (i) the sale of any assets or insurance policies by PALHIC or NIA, including, without limitation, the sale by PALHIC of debit life insurance to Life and Health Insurance Company of America in 1996.

                  3.8.3 PALHIC will have no operations or employees as of December 31, 1998.

         3.9 Absence of Certain Changes. Except as may be disclosed in Part 3.9 of the Disclosure Letter, since September 30, 1998, each of PILIC, PALHIC and NIA has conducted its Business in the ordinary course and there has not been:
(a) any event or series of events, or any damage, destruction or loss (whether or not covered by insurance), that has had or could reasonably be expected to have a Material Adverse Effect on PILIC, PALHIC or NIA; (b) any change in the accounting methods or practices followed by PILIC, PALHIC or NIA, including, without limitation, any change in depreciation or amortization policies or rates theretofore adopted; (c) any termination, lapse, suspension, revocation of, limitation upon or failure to renew any Approval of PILIC, PALHIC or NIA; (d) any change in any underwriting, actuarial, investment or financial reporting practice or policy followed by PILIC, PALHIC or NIA or method or application thereof, or any assumption underlying such principle, practice or policy, in each case other than in the ordinary course of business consistent with past practice; (e) except as otherwise contemplated herein, any termination, amendment or execution by PILIC, PALHIC or NIA of any reinsurance, coinsurance or similar contract or treaty, as ceding or assuming insurer other than in the ordinary course of business consistent with past practice; (f) any purchase of any investment securities by PILIC, PALHIC or NIA other than purchases of investment grade commercial paper or cash equivalents; or (g) any material change in the operating practices of PILIC, PALHIC or NIA.

         3.10 SAP Statements. PAMCO and PILIC have heretofore delivered to CRL the following annual and quarterly statements of PALHIC filed with or submitted to the insurance regulatory authorities of the state in which PALHIC is domiciled on forms prescribed or permitted by such authorities (collectively, the "SAP Statements"):

                  (a) an Annual Statement of PALHIC for each of the years ended 1997, 1996 and 1995 (and the notes, exhibits and schedules relating thereto and any affirmations and certifications filed therewith);

                  (b) audited statements of admitted assets, liabilities, and capital and surplus of PALHIC as of December 31, 1997, 1996 and 1995, and the related summaries of operations, statements of capital and surplus and cash flow for the years then ended, together with the notes related thereto; and

                  (c) a Quarterly Statement of PALHIC for the period ended September 30, 1998 (and the exhibits and schedules relating thereto).

         3.11     Assets of PALHIC and NIA.

                  3.11.1 The total capital and surplus of PALHIC as of the Closing will be at least equal to the amount of the Purchase Price and consist only of the assets described in Exhibit A attached hereto.

                  3.11.2 All of the material assets of NIA are described in Part
3.11.2 of the Disclosure Letter.

         3.12 Books and Records. The books of account, minute books, stock record books, and other records of PALHIC and NIA, all of which have been made available to Buyer, are complete and correct in all material respects and, to the knowledge of PAMCO and PILIC, have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PALHIC and NIA contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors and committees of the boards of directors of PALHIC and NIA, respectively, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be delivered to CRL.

         3.13 Software. Except as disclosed in Part 3.13 of the Disclosure Letter, each of PALHIC and NIA has reviewed all material computer software used by it and the areas within its business and operations that could be adversely affected by the "year 2000 computer issue" (that is, the risk that such software may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and has developed or is developing a program to address this issue on a timely basis. Based on such reviews and programs, the year 2000 computer issue is not reasonably likely to impair the ability of PALHIC and NIA to use such software after December 31, 1999.

         3.14 Commissions and Fees. Neither PAMCO, PILIC, PALHIC nor NIA has retained or used the services of any person or entity in such a manner as to entitle such person or entity to any commission or compensation for broker or finder fees with respect to the transactions contemplated by this Agreement except for Advest, Inc., the fees of which shall be the sole responsibility of PAMCO.

         3.15 Disclosure. Copies of all documents referred to herein or in the Disclosure Letter have been delivered or made available to CRL, are true, complete and accurate copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder. Except as expressly set forth in this Agreement, the Disclosure Letter or any certificates or other documents executed and delivered by PAMCO or PILIC to CRL pursuant hereto, neither PAMCO nor PILIC has any knowledge of any facts or conditions (other than any actual or competitive factors in the markets in which they operate) that will or may reasonably be expected to have a Material Adverse Effect on PILIC, PALHIC or NIA.

4.       REPRESENTATIONS AND WARRANTIES OF CRL

         As of the date hereof and the date of Closing, CRL represents and warrants to PAMCO and PILIC as follows:

         4.1 Organization. CRL is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. CRL has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as presently conducted. CRL is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or properties makes qualification as a foreign corporation necessary.

         4.2 Authority. CRL has the right, power, authority and capacity to make, execute and deliver this Agreement, has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder. This Agreement has been duly executed and delivered by CRL and constitutes the valid and binding agreement of CRL, enforceable in accordance with its terms subject, as to the enforcement of remedies, to general equitable principles and to bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         4.3 No Violation. The execution, delivery and performance of this Agreement by CRL will not: (a) contravene, conflict with, or result in a violation or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or result in the acceleration of the maturity or performance of, or the cancellation, termination or modification of, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any Lien under: (i) any term or provision of the charter, bylaws or other organizational documents, or any resolution adopted by the board of directors or the stockholders, of CRL; (ii) any law, rule, regulation, judgment, decree or order of any court or governmental authority applicable to CRL; or (iii) any contract, agreement, indenture, lease or other commitment to which CRL is a party or by which it or any of its assets is bound; (b) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment; or (c) give any governmental body or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any law, rule, regulation, judgment, decree or order applicable to CRL, except for the consent and approval of the Pennsylvania Department of Insurance with respect to the transactions contemplated hereby.

         4.4 Consents. Except for the consent and approval of the Pennsylvania Department of Insurance, no consent of any federal, state or local authority, or any private person or entity is required to be obtained that has not been obtained, and no notice to any such authority, person or entity is required to be given that has not been given, in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by CRL, including, without limitation, any consents or notices required by any applicable federal or state securities laws, any applicable state takeover laws and any applicable requirement of any insurance regulatory authority having jurisdiction over CRL.

         4.5 No Litigation. There are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of CRL, threatened against or involving CRL, or any officers or directors thereof, that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement; and to the knowledge of CRL there are no judgments, consents, decrees, injunctions or any other judicial or administrative mandates outstanding against CRL that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         4.6 Commissions and Fees. CRL has not retained or used the services of any person or entity in such a manner as to entitle such person or entity to any commission or compensation for broker or finder fees with respect to the transactions contemplated by this Agreement.

         4.7 Software. CRL has reviewed all material computer software used by it and the areas within its business and operations that could be adversely affected by the "year 2000 computer issue" (that is, the risk that such software may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and has developed or is developing a program to address this issue on a timely basis. Based on such review and program, the year 2000 computer issue is not reasonably likely to impair the ability of CRL to use such software after December 31, 1999.

         4.8 Investment. CRL acknowledges that the Purchased Shares have not been registered under any securities laws and that the certificates representing the Purchased Shares shall bear the following legend:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REQUIREMENTS."

5.       INDEMNIFICATION

         5.1 Indemnification by PAMCO and PILIC. Subject to the limitations set forth in Section 5.4 hereof, PAMCO and PILIC jointly and severally agree to reimburse, indemnify and hold CRL and its parent corporation, directors, officers, stockholders, employees and agents harmless from, against and in respect of all losses, interest (including prejudgment interest on any litigated or arbitrated matter), claims, damages, liabilities, costs and expenses, including, without limitation, fines, penalties, court costs and reasonable attorneys" and expert witness" fees (collectively, "Losses"), that they may suffer or incur in connection with any of the following:

                  5.1.1 any untruth or inaccuracy in, breach of or omission from
         (a) any of the representations and warranties of PAMCO and PILIC in this Agreement, (b) the Disclosure Letter, (c) the SAP Statements or
         (d) any other agreement, document or instrument executed and delivered by PAMCO, PILIC, PALHIC or NIA to CRL pursuant to this Agreement (regardless of whether such untruth, inaccuracy, breach or omission is considered material);

                  5.1.2 any nonfulfillment or breach of any covenant or agreement of PAMCO or PILIC set forth in this Agreement, the Disclosure Letter or any other agreement, document or instrument executed and delivered by PAMCO, PILIC, PALHIC or NIA to CRL pursuant to this Agreement (regardless of whether such nonfulfillment or breach is considered material);

                  5.1.3 any fees, expenses or other payments incurred or owed by PAMCO, PILIC, PALHIC, NIA or any of their Affiliates to any brokers, finders or comparable third parties in connection with the transactions contemplated by this Agreement;

                  5.1.4 any debts, liabilities or other obligations of PILIC, PALHIC or NIA of any nature whatsoever arising, or relating to any act or omission occurring, on or prior to the Closing, including but not limited to any and all claims of employees of PILIC, PALHIC or NIA with respect to compensation, pension plans, stock purchase plans or other employee benefits;

                  5.1.5 any Loss that (a) arises out of, results from or relates to any act or omission, whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, of PALHIC, NIA or any of their respective directors, officers, agents or representatives in connection with any insurance policy included in the Ceded Block or otherwise issued by PALHIC prior to the Closing and (b) is not a claim for health benefits that are contractually covered by the terms and conditions of such insurance policy;

                  5.1.6 any amounts due to any reinsurer or other person in connection with the cancellation by PALHIC of all reinsurance agreements with respect to the Ceded Block (other than the Hannover Treaty) or any other insurance policy issued by PALHIC prior to the Closing;

                  5.1.7 any Loss that arises out of, or results from, any agreement or understanding with or obligation to HPS, including but not limited to any amounts owed under the Existing HPS Agreement (other than the ongoing claims services obligations to HPS that are assumed by CRL pursuant to Section 2.8);

                  5.1.8 the sale by PALHIC of debit life insurance to Life and Health Insurance Company of America in 1996; and

                  5.1.9 any litigation or contemplated litigation against or involving PAMCO, PILIC, PALHIC, NIA or any of their Affiliates existing as of the date hereof or the date of Closing (regardless of subject matter).

         5.2 Indemnification by CRL. Subject to the limitations set forth in
Section 5.4 hereof, CRL agrees to reimburse, indemnify and hold PAMCO, PILIC and their directors, officers, stockholders, employees and agents harmless from, against and in respect of all Losses that they may suffer or incur in connection with any of the following:

                  5.2.1 any untruth or inaccuracy in, breach of or omission from any of the representations and warranties of CRL in this Agreement or any other agreement, document or instrument executed and delivered by CRL to PAMCO or PILIC pursuant to this Agreement (regardless of whether such untruth, inaccuracy, breach or omission is considered material);

                  5.2.2 any nonfulfillment or breach of any covenant or agreement of CRL set forth in this Agreement (including, without limitation, any failure by CRL to cause PALHIC to market and sell the PALHIC Policies pursuant to Section 2.4 hereof) or any other agreement, document or instrument executed and delivered by CRL to PAMCO or PILIC pursuant to this Agreement (regardless of whether such nonfulfillment or breach is considered material);

                  5.2.3 the operation of PALHIC after January 1, 1999, except as may otherwise be provided in the reinsurance agreements described in Sections 2.5 and 2.6 hereof; and

                  5.2.4 any fees, expenses or other payments incurred or owed by CRL or any of its Affiliates to any brokers, finders or comparable third parties in connection with the transactions contemplated by this Agreement.

         5.3      Method of Asserting Claims.

                  5.3.1 Notice of Claim. If any legal proceedings are instituted or any claim or demand given by any person, in respect of which payment may be sought by any party or parties from any other party or parties under the provisions of Sections 5.1 or 5.2, the party or parties seeking indemnification (collectively, the "Indemnitee") will cause written notice of any claim of which it has knowledge that is covered by this Agreement to be forwarded promptly to the party or parties from which indemnification is sought (collectively, the "Indemnitor"). Such notice will specify the amount and nature of the claim and the reason why it constitutes an indemnified liability, it being understood that failure to provide notice will not relieve the other party from liability except to the extent damages or prejudice results from such failure.

                  5.3.2 Payment of Claims. In the event of a Loss other than a third party claim, the Indemnitor will remit the amounts due, as indicated in such notice, within thirty days of receipt thereof unless the Indemnitor asserts in a writing delivered to the Indemnitee that the claim is not an indemnified liability or disputes the amount of the Loss. The failure by the Indemnitor to respond within thirty days of receipt of such notice will be deemed to be an acknowledgment of the correctness of the amounts due as set forth in the notice.

                  5.3.3 Third Party Claims. If any action is brought by a third party against any Indemnitee with respect to which such Indemnitee is entitled to indemnification hereunder and notice of such action to the Indemnitor has been given pursuant to Section 5.3.1, the Indemnitor will be entitled to participate therein, and to the extent it may elect by written notice delivered to the Indemnitee within thirty days after receiving the aforesaid notice from such Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Such Indemnitee will cooperate with respect to any such participation or defense. Notwithstanding the foregoing, the Indemnitee will have the right to employ its own counsel in any such case but the fees and expenses of such counsel will be at the expense of such Indemnitee, unless (a) the employment of such counsel at the expense of the Indemnitor shall have been authorized in writing by the Indemnitor,
         (b) the Indemnitor shall not have employed counsel reasonably satisfactory to such Indemnitee to have charge of the defense of such action within thirty days after notice of commencement of the action, or (c) such Indemnitee shall have reasonably concluded, based upon written advice of counsel, that there may be defenses available to it that are different from or additional to those available to the Indemnitor (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee with respect to such different defenses), in any of which events such fees and expenses of one additional counsel will be borne by the Indemnitor. Notwithstanding anything in this Section 5 to the contrary, an Indemnitor will not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent is not unreasonably withheld. Upon payment of indemnification by the Indemnitor, the Indemnitee, if requested in writing by the Indemnitor, will assign to Indemnitor its rights against any applicable account debtor or other responsible person to the extent of the indemnification payment.

         5.4 Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, and except with respect to any indemnification in respect of a misrepresentation or omission made by an indemnifying party with actual intent to defraud, no Indemnitor shall have any liability under this
Section 5 until the aggregate amount of Losses incurred by the Indemnitee exceeds $25,000, and then only to the extent that the amount of such Losses exceeds $25,000.

         5.5 Survival. The representations and warranties of the parties shall survive the Closing for a period of three years (except for the representations and warranties set forth in Section 3.5.6, which shall survive indefinitely) and shall not be deemed waived by the Closing and will be effective regardless of any investigation that may have been made at any time by or on behalf of the Indemnitee by its directors, officers, employees or agents.

         5.6 Payment of Losses. The Indemnitor will pay to the Indemnitee, in cash, the amount of any Loss to which the Indemnitee may become entitled by reason of the provisions of this Section 5, such payment to be made within thirty days after such Loss is finally determined either by mutual agreement of the parties or pursuant to the final unappealable judgment of a court of competent jurisdiction.

6.       MISCELLANEOUS

         6.1 Payment of Expenses. Unless otherwise specified in this Agreement, each of the parties will each pay its or his own expenses, including, without limitation, the expenses of its or his own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby. All expenses of the parties in enforcing any of the provisions of this Agreement and the other agreements and documents referred to herein, including reasonable attorneys" fees, will be borne as determined by the court or arbitrator deciding any dispute under this Agreement in accordance with their determination of what is fair and equitable under the circumstances.

         6.2 Knowledge. For purposes of the representations and warranties made in this Agreement, the term "knowledge" refers to the applicable party's knowledge after reasonable due inquiry.

         6.3 Notices. All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and (a) delivered personally, or (b) sent by pre-paid, first class, certified or registered mail, return receipt requested, or (c) by priority overnight national express courier service, or (d) by facsimile transmission (followed by a hard copy by U.S. mail or priority overnight delivery as aforesaid), to the intended recipient thereof.

         6.4 Successors and Assigns. No party may assign all or any part of its rights, duties or obligations under or pursuant to this Agreement without the consent of the other parties hereto (which consent shall not be unreasonably withheld). Except as otherwise provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

         6.5 Governing Law; Venue. This Agreement will be governed, construed and enforced in accordance with the internal laws of the State of Ohio, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the United States District Court for the Northern District of Ohio located in Cuyahoga County, Ohio, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if served or delivered as provided by the rules of the court in which such legal action, suit or proceeding has been instituted.

         6.6 Amendment and Waiver. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         6.7 Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as are reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

         6.8 Publicity. No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein will be made by any party hereto unless planned and coordinated jointly among the parties, except to the extent otherwise required by applicable law. PAMCO and PILIC are aware that CRL is owned by a public company that must comply with the disclosure requirements of the federal securities laws and any applicable stock exchange or securities association.

         6.9 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, that certain letter agreement among CRL, PAMCO, PILIC and PALHIC dated November 12, 1998, but excluding any agreement entered into between HealthAxis and CRL prior to the date hereof), and contains the sole and entire agreement among the parties with respect to the matters covered hereby. The Disclosure Schedule and any exhibits or schedules referred to herein constitute a part of this Agreement.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first set forth above.


                                 CENTRAL RESERVE LIFE INSURANCE COMPANY


                                 By:     /s/ Linda S. Standish
                                        -------------------------------
                                 Name:     Linda S. Standish
                                 Title:       Vice President


                                 PROVIDENT AMERICAN CORPORATION


                                 By:      /s/ Alvin H. Clemens
                                        -------------------------------
                                 Name:      Alvin H. Clemens
                                 Title:        Chairman

                                 PROVIDENT INDEMNITY LIFE INSURANCE COMPANY


                                 By:     /s/ Anthony R. Verdi
                                        -------------------------------
                                 Name:     Anthony R. Verdi
                                 Title:       President